UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 22, 2012

Century Next Financial Corporation
(Exact name of registrant as specified in its charter)

Louisiana	000-54133	27-2851432
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

505 North Vienna Street, Ruston, Louisiana	71270
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 255-3733

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    5.07        Submission of Matters to a Vote of Security Holders

(a)           An Annual Meeting of Shareholders (the “Annual Meeting”) of Century Next Financial Corporation (the "Company") was held on May 22, 2012.

(b)           There were 1,058,000 shares of common stock of the Company eligible to be voted at the Annual Meeting and 855,380 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting were as follows:

1.         Election of directors for a three-year term.

	FOR	WITHHELD	BROKER NON- VOTES
Dr. Daniel D. Reneau	649,104	8,860	197,416
Thomas W. Rogers, Esq. Scott R. Thompson	649,104 649,104	8,860 8,860	197,416 197,416

2.	Ratification of the appointment of Heard McElroy & Vestal, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

FOR	AGAINST	ABSTAIN
855,380	--	--

Each of the nominees was elected as director and the appointment the Company’s independent registered public accounting firm was ratified by the shareholders of the Company at the Annual Meeting.

(c)           Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY NEXT FINANCIAL CORPORATION

Date: May 22, 2012	By:	/s/ Mark A. Taylor
Mark A. Taylor, CPA
Senior Vice President and Chief Financial Officer

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